SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On June 27, 2008, Great Plains Energy Incorporated (“Great Plains Energy”) provided notice to its directors and executive officers that activity in the Aquila, Inc. (“Aquila”) common stock fund (the “Fund”) of the Aquila Retirement Investment (401(k)) Plan (the “Plan”) will be closed temporarily to any transactions.  The blackout period in the Plan is currently expected to begin during the week of July 6, 2008 and end during the week of July 20, 2008, although such dates are only estimates and may change, as described below.  The notice further informs Great Plains Energy directors and executive officers that during the portion of such blackout period which occurs following the effective time of the anticipated merger (the “Merger”) involving Aquila and Gregory Acquisition Corp. (pursuant to which Aquila will become a wholly-owned subsidiary of Great Plains Energy), which is currently expected to occur during the week of July 13, 2008, the Great Plains Energy directors and executive officers will be generally prohibited from engaging in transactions involving Great Plains Energy common stock acquired in connection with their service to Great Plains Energy, pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002.  A copy of the notice is attached as Exhibit 99.1 and incorporated herein by reference.

The blackout period and trading prohibition described in the preceding paragraph are being implemented in connection with the anticipated effective time of the Merger.  The actual timing of the Merger will depend on, among other things, the timing and content of a ruling by the Missouri Public Service Commission with respect to whether, and on what conditions, the Merger may occur, and the satisfaction or waiver of all other closing conditions.  While the notice of the blackout period assumes that such ruling will occur on July 1, 2008, and will not contain conditions which prevent completion of the Merger, Great Plains Energy recognizes that there is no assurance as to the timing or content of the commission's ruling or the satisfaction or waiver of all other closing conditions and that, consequently, the blackout period and trading restrictions described in the preceding paragraph may not occur or may occur on different dates than those currently anticipated.

At the effective time of the Merger, each outstanding share of Aquila common stock will be converted into the right to receive 0.0856 shares of Great Plains Energy common stock and $1.80 in cash.  Also at the effective time of the Merger, the Plan will become a plan sponsored by a member of the group of companies that includes Great Plains Energy.  The blackout period with respect to the Plan is necessary to ensure that all Aquila common stock transactions in the Fund are fully completed before the effective time of the Merger and so that, after the effective time of the Merger, the administrator of the Plan can process the exchange of Aquila common stock for Great Plains Energy common stock and cash.  The corresponding trading restrictions are required in order to comply with Section 306 of the Sarbanes-Oxley Act of 2002, which generally provides that if participants in a 401(k) or similar plan are unable to engage in transactions with respect to shares of the issuer held in the plan for a period of more than three business days, the directors and officers of that issuer are prohibited from acquiring or disposing of shares of the issuer, to the extent their ownership of those shares is attributable to their service with the issuer.

Directors and executive officers of Great Plains Energy may obtain information as to whether the blackout period has begun or ended, without charge, by contacting Mark G. English, General Counsel and Assistant Secretary, by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201

Walnut, Kansas City, MO 64106.  Security holders or other interested persons may obtain, without charge, during the blackout period and for a period of two years after the ending date of the blackout period, the actual beginning and ending dates of the blackout period by contacting Mark G. English, General Counsel and Assistant Secretary, by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201 Walnut, Kansas City, MO 64106.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit No.

99.1	Notice to Directors and Officers Concerning Limitations on Trading in Great Plains Energy Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date: June 27, 2008.